Exhibit (d)(1)(c)

                           HARRIS INSIGHT FUNDS TRUST

                               3200 Horizon Drive
                            King of Prussia, PA 19406

                                 January 2, 2003


Harris Investment Management, Inc.
190 S. LaSalle Street 4th Floor
Chicago, IL 60603

To Whom It May Concern:


                         Amendment to Advisory Contract


         Reference is made to the notice provision of the Investment Advisory Contract between Harris Investment Management, Inc. ("HIM") and the Harris Insight Funds Trust (the "Trust") dated April 28, 2000 (the "Advisory Agreement").

         This letter confirms that, effective January 2, 2003, (i) HIM will no longer provide investment advisory services to the Harris Insight Convertible Securities Fund (now named the Harris Insight High Yield Select Bond Fund) and
(ii) the Advisory Agreement shall be amended to provide that the contractual advisory fees charged to each of the Harris Insight Tax-Exempt and Intermediate Tax-Exempt Bond Funds will be lowered to an annual rate of 0.45% of each Fund's average net assets. In connection with these changes, attached please find a revised Exhibit A to the Advisory Agreement dated January 2, 2003.

         Please sign the enclosed copy of this letter to confirm that the foregoing is in accordance with your understanding.


                                                      Sincerely,

                                                      Harris Insight Funds Trust


                                                      /s/ Peter P. Capaccio
                                                      ---------------------
                                                      Peter P. Capaccio
                                                      President
Harris Investment Management, Inc.

Confirmed:        /s/ William O. Leszinske
                  ------------------------
                  By: William O. Leszinske
                  Title: President

                                    EXHIBIT A


         This Exhibit A, dated as of January 2, 2003, is Exhibit A to the Investment Advisory Contract dated April 28, 2000 between Harris Insight Funds Trust and Harris Investment Management, Inc.

HARRIS INSIGHT FUNDS

Fund                                                 Fee (1)
---------                                            -------
Harris Insight Government Money Market Fund          1st $100 million:  0.14
                                                     >$100 million:    0.10
Harris Insight Money Market Fund                     1st $100 million:  0.14
                                                     >$100 million:    0.10
Harris Insight Tax-Exempt Money Market Fund          1st $100 million:  0.14
                                                     >$100 million:    0.10
Harris Insight Short/Intermediate Bond Fund          0.70
Harris Insight Bond Fund                             0.65
Harris Insight High Yield Bond Fund                  0.45
Harris Insight Intermediate Government Bond Fund     0.65
Harris Insight Intermediate Tax-Exempt Bond Fund     0.45
Harris Insight Tax-Exempt Bond Fund                  0.45
Harris Insight Equity Fund                           0.70
Harris Insight Large-Cap Aggressive Growth Fund      0.75
Harris Insight Small-Cap Aggressive Growth Fund      0.75
Harris Insight Technology Fund                       0.75
Harris Insight Equity Income Fund                    0.70
Harris Insight Growth Fund                           0.90
Harris Insight Small-Cap Opportunity Fund            1.00
Harris Insight Small-Cap Value Fund                  0.80
Harris Insight Index Fund                            0.25
Harris Insight Balanced Fund                         0.60
Harris Insight International Fund                    1.05
Harris Insight Emerging Markets Fund                 1.25

(1) Calculated as a percentage of average daily net assets for each portfolio.

                                            HARRIS INSIGHT FUNDS TRUST

                                            By:      /s/ Peter P. Capaccio
                                                     ---------------------
                                                     Peter P. Capaccio
                                                     Title: President

                                            HARRIS INVESTMENT MANAGEMENT, INC.

                                            By:      /s/ William O. Leszinske
                                                     ---------------------
                                            Title:   President